Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

MicroVision, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	Other	42,692,019	$1.11	$47,388,141.09	0.0001531	$7,255.12

Total Offering Amounts:							$47,388,141.09		7,255.12
Total Fees Previously Paid:									0.00
Total Fee Offsets:
Net Fee Due:									$7,255.12

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, $0.001 par value per share (the “Common Stock”), of the MicroVision, Inc.(the “Registrant”), which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock. (2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Registrant’s Common Stock, as reported on the Nasdaq Global Market on October 24, 2024. The shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices. (3) Represents the shares of Common Stock of the Registrant that will be offered for resale by the selling stockholder pursuant to the Registration Statement to which this exhibit is attached. Consists of 42,692,019 shares of Common Stock issuable upon the conversion of the Convertible Note of the Registrant.